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                                                                   Exhibit 10.13


                                 [PEARSON LOGO]








                                  RULES OF THE

                                   PEARSON PLC

                                 1988 EXECUTIVE

                               SHARE OPTION SCHEME






                  Incorporating amendments up to 27 August 1997


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THE PEARSON PLC 1988 EXECUTIVE SHARE OPTION SCHEME

The Scheme was adopted on 6th May 1988 and approved by the Inland Revenue on 28th July 1988 under Schedule 9 to the Taxes Act 1988.

1. DEFINITIONS

(1) In this Scheme unless the context otherwise requires the following words and expressions shall have the following meanings, namely:

"THE ADOPTION DATE" The date of the adoption of the Scheme by the Company in general meeting.

"THE APPROPRIATE LIMIT" (pound)30,000 or such other amount as is the amount for the time being contained in paragraph 28(1) of Schedule 9.

"ASSOCIATED SCHEME" Any share option scheme other than the Scheme approved under
Schedule 9 (but excluding any savings-related share option scheme) and established by the Company or an associated company of the Company within the meaning of section 416 of the Income and Corporation Taxes Act 1988.

"THE AUDITORS" The Auditors for the time being of the Company (acting as experts and not as arbitrators).

"THE BOARD" The Board of Directors of the Company or a duly appointed committee thereof.

"CERTIFIED PROVISION" Provision for Option Holders which the Auditors shall have reported to the Board to be in their opinion fair and reasonable, having regard (inter alia) to the tax position of Option Holders.

"THE COMPANY" Pearson plc

"CONTROL" The meaning given to that word by section 840 of the Income and Corporation Taxes Act 1988.

"THE DATE OF GRANT" In relation to an Option, the day on which the Board resolves to grant the Option.

"EXERCISE PRICE" The price per Share payable on the exercise of an Option.

"EXECUTIVE" Any employee or director of any company within the Group:

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         (i) whose terms of service require him to work for substantially the whole of his time for the Group and in any event in the case of a director not less than 25 hours per week (excluding meal breaks) and in the case of an employee who is not a director as aforesaid 20 hours per week (excluding meal breaks); and

         (ii) who is not excluded from participation by paragraph 8 of
         Schedule 9.

"EXECUTIVE SCHEME" Any share option scheme under which shares may be or have been issued (other than a savings-related share option scheme approved under Schedule 9).

"THE GROUP" The Company and the Subsidiaries.

"NORMAL RETIREMENT DATE" In relation to an Executive, the date on which he is bound to retire under his contract of employment.

"OPTION" A right to acquire Shares granted under the Scheme.

"OPTION HOLDER" Any individual who holds a subsisting Option and who is not excluded from participation by paragraph 8 of Schedule 9 (or, where the context permits, the legal personal representatives of a deceased Option Holder).

"OPTION PERIOD" The period commencing on the Date of Grant of an Option and expiring ten years thereafter.

"REORGANISATION" A "reorganisation" for the purposes of sections 78 to 81 of the Capital Gains Tax Act 1979.

"SCHEDULE 9" Schedule 9 to the Income and Corporation Taxes Act 1988.

"THE SCHEME" This Scheme as amended from time to time.

"SHARES" Fully paid and irredeemable Ordinary Shares of 25p each in the Company which comply with the conditions in paragraphs 10 to 14 of Schedule 9.

"SUBSIDIARY" Any subsidiary of the Company within the meaning of section 736 of the Companies Act 1985 over which the Company has Control (and any company being a company in which the Company directly or indirectly beneficially owns not less than 50 per cent of the equity share capital and which has received the prior approval of the Inland Revenue to participate in the Scheme).

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"TRUSTEES" The trustee or trustees of any employee benefit trust for the benefit of beneficiaries including all or substantially all of the Executives.

"YEAR OF ASSESSMENT" A period commencing on 6th April in any year and ending on 5th April in the following year.

(2) Where the context permits-

         (a) the singular shall include the plural and vice versa and the masculine shall include the feminine; and

(b) references to approval by the Company are references to approval by the Company in general meeting. (3) References to any Act shall include any statutory modification, amendment or re-enactment thereof.

2. GRANT OF OPTIONS

(1) The Board may, in its absolute discretion, grant Options to Executives selected by the Board: Provided that no Executive shall be granted an Option less than 24 months before Normal Retirement Date. Such grants shall be subject to the rules of the Scheme and shall be evidenced by option certificates under the seal of the Company.

(2) In granting Options the Board may, at its discretion, impose such conditions regarding the exercise of Options as the Board thinks fit (subject only to the approval of any such condition in advance by the Inland Revenue).

(3) Grants shall be made, if at all, within the period of six weeks from the date of publication of the Company's interim report or preliminary results for any period.

(4) Any Executive to whom an Option is granted may, by notice in writing to the Company given within 30 days after the Date of Grant, renounce in whole or in part his rights under the Option. In such a case, the Option shall pro tanto be treated, for all the purposes of the Scheme, as never having been granted and (if already issued) the option certificate shall be returned to the Company for cancellation or (in the case of renunciation in part) for amendment. No consideration shall be payable by the Company for any such renunciation.

3. LIMITS

(1) Subject to adjustment pursuant to rule 6, the number of Shares that may be issued on the exercise of Options granted under the Scheme shall be limited in aggregate to the lesser of (a) 20 million Shares

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(representing 9.2 per cent of the ordinary share capital of the Company at the
Adoption Date), and (b) 5 per cent of the ordinary share capital of the Company from time to time in issue.

(2) No Option shall be granted if the result of that grant would be that-

(a) the aggregate number of Shares that could be issued on the exercise of that Option and any other Options granted at the same time when added to the number of Shares that -

             (i) could be issued on the exercise of any other subsisting share options granted during the preceding ten years under any Executive Scheme, or

            (ii) have been issued on the exercise of any share option granted during the preceding ten years under any Executive Scheme, would exceed 5 per cent of the ordinary share capital of the Company for the time being in issue;

(b) the aggregate number of Shares that could be issued on the exercise of that Option and any other Options granted at the same time, when added to the number of Shares that-

             (i) could be issued on the exercise of any other subsisting share options granted during the preceding ten years under any share option scheme, or

            (ii) have been issued on the exercise of any share option granted during the preceding ten years under any share option scheme, or

           (iii) have been issued during the preceding ten years under any profit sharing or other share incentive scheme (not being a share option scheme), would exceed 10 per cent of the ordinary share capital of the Company for the time being in issue; or

(c) the aggregate number of Shares that could be issued on the exercise of that Option and any other Options granted at the same time when added to the number of Shares that-

             (i) could be issued on the exercise of any other subsisting share options granted after the Adoption Date during the preceding four years under any Executive Scheme, or

            (ii) have been issued on the exercise of any share option granted after the Adoption Date during the preceding four years under any Executive Scheme, would exceed 2 1/2 per

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                  cent of the ordinary share capital of the Company for the
                  time being in issue.

(3) In determining the limits in rules 3(1) and 3(2) any Shares which are issued or could be issued to satisfy any Options which the Trustees may agree to satisfy shall be included.

(4) No Option shall be granted to any Executive if the result of that grant would be that the aggregate exercise price under all options which are subsisting under the Scheme or an Associated Scheme, would exceed the Appropriate Limit.

4. TERMS OF OPTIONS

(1) Exercise Price

The Exercise Price shall be determined by the Board but shall not be less than the middle market quotation for a Share on The Stock Exchange, as derived from the Daily Official List, for the last business day before the Date of Grant:
Provided that in relation to an Option under which Shares may be issued upon its exercise, the Exercise Price shall not be less than the nominal value of a Share.

(2) Exercise of Option

(a) Save as provided in rules 4(3) and 5, an Option shall be exercisable in whole or in part only after the third anniversary of the Date of Grant and not later than the expiry of the Option Period.

(b) If an Option Holder ceases to be employed within the Group for any reason whatsoever, any Option .granted to him shall, save as provided in rule 4(3), lapse and not be exercisable.


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(c) An Option may be exercised only by the Option Holder's giving notice to the
Company in the form for the time being prescribed by the Board, specifying the number of shares in respect of which the Option is being exercised and accompanied by payment in full of the aggregate Exercise Price of those shares. Notice must be delivered to or sent by pre-paid post to the Company at its registered office or at such other place as the Company shall from time to time prescribe.

(d) Notwithstanding any other provision of the Scheme an Option may not be exercised by an individual who is excluded from participation by paragraph 8 of
Schedule 9.

(3) Option Holders leaving employment

(a) If an Option Holder dies whilst in service and before the expiry of the Option Period, his legal personal representatives shall (notwithstanding rule 4(2) (a)) be entitled to exercise his Options during the period ending twelve months after the date of death.

(b) If an Option Holder ceases to be employed within the Group before the expiry of the Option Period owing to:-

         (i)  injury or disability (as determined by the Board); or

         (ii) retirement at or after Normal Retirement Date or the date when he becomes entitled to an immediate pension under any pension scheme operated by a company within the Group of which he is a director or employee (or would have the right to such a pension if he was a member of such a scheme, but has exercised his right not to belong to the relevant scheme), he shall be entitled to exercise his Options (notwithstanding rule 4(2) (a)) during the period ending on the later of (i) twelve months from the date of cessation and (ii) 42 months from the Date of Grant or (if later) the date on which he last exercised any option granted under the Scheme or under any other share option granted under the Scheme or under any other share option scheme approved under Schedule 9 in circumstances in which section 185(5) (a) and (b) of the Income and Corporation Taxes Act 1988 applied: Provided that he shall not in any event be entitled to exercise his Options after the end of the Option Period.

(c) The Board may, at its discretion, allow an Option Holder who has ceased to be employed within the Group for any reason other than those referred to in paragraphs (a) and (b) above to exercise his Options during the period ending on the later of (i) twelve months from the date of cessation and (ii) 42 months from the Date of Grant or (if later) the

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date on which he last exercised any option granted under the Scheme or under any other share option scheme approved under Schedule 9 in circumstances in which section 185(5) (a) and (b) of the Income and Corporation Taxes Act 1988 applied:
Provided that he shall not in any event be entitled to exercise his Options after the end of the Option Period.

(d) For the purposes of rule 4(2) (b) and rule 4(3) (b) and (c) an Option Holder shall not be treated as ceasing to be employed within the Group until (i) he ceases to hold an office or employment in the Company or any company over which the Company has Control or any associated company of the Company within the meaning of section 416 of the Income and Corporation Taxes Act 1988 or (ii) being a female employee who is absent from work wholly or partly because of pregnancy or confinement, she ceases to be entitled to exercise her right to return to work.

(4) Inalienability of Options

Every Option granted hereunder shall be personal to the Option Holder and, except to the extent necessary (a) to enable a personal representative to exercise the Option following the death of an Option Holder, or (b) to effect the grant of a New Right under rule 5, neither the Option nor the benefit thereof may be transferred, assigned, charged or otherwise alienated.

(5) Overriding Lapse of Options

(a) Save as provided in rule 4(3) (a), no Option shall be capable of being exercised after the expiry of the Option Period.

(b) If a bankruptcy order is made in respect of an Option Holder, all Options held by him shall lapse forthwith.

5. TAKEOVER OFFERS AND LIQUIDATION

(1) If any other company ("the Acquirer"):-

(a)      obtains Control of the Company as a result of making:

             (i) a general offer to acquire the whole of the issued share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have control of the Company, or

            (ii) a general offer to acquire all the shares in the Company which are of the same class as the Shares, or

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(b)      obtains Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985., or

(c) becomes bound or entitled to acquire shares in the Company under sections 428 to 430 of the Companies Act 1985;

any Option Holder may, at any time within the appropriate period defined in paragraph 15(2) of Schedule 9 ("the Appropriate Period"), by agreement with the Acquirer release his Option in consideration of the grant to him of a right which is equivalent to the Option but relates to shares in the Acquirer or some other company falling within paragraph (b) or (c) of paragraph 10 of Schedule 9 ("the New Right").

(2) The New Right shall not be regarded for the purposes of this rule 5 as equivalent to the Option unless:

(a) the shares to which it relates ("the Replacement Shares") satisfy the conditions specified, in relation to scheme shares, in paragraphs 10 to 14 of Schedule 9; and

(b) the New Right will be exercisable in the same manner as the Option and subject (mutatis mutandis) to the provisions of the Scheme as it had effect immediately before the exchange; and

(c) the total market value, as defined for the purposes of Schedule 9, immediately before the exchange, of the Shares which were subject to the Option is, as nearly as may be, equal to, but is not less than, the total market value (defined as aforesaid), immediately after the exchange, of the Replacement Shares; and

(d) the total amount payable by the Option Holder for the acquisition of the Replacement Shares is, as nearly as may be, equal to, but is not less than, the total Exercise Price of the Shares which were subject to the Option immediately before the exchange.

(3) For the purposes of Schedule 9 and rule 5(2) (b) any New Right granted shall be deemed to have been granted on the date on which the equivalent Option was granted.

(4) In the application of the Scheme to the New Right:

(i) references to the Shares (other than in rules 1, 2, 3, 4(1), 12, 13 and 14) shall be read as if they were references to the Replacement Shares;

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(ii)     references to the Company (other than in rules 1, 2, 3, 4(1), 12, 13 and 14) shall be read as if they were references to the company to whose shares the New Right relates;

(iii) rules 5(1), 5(2), 5(3), 5(4), 5(5) and 5(6) shall apply in respect of any change of circumstance within the terms of rule 5(1) above affecting the company to whose shares the New Right relates as if references to the Option were references to the New Right as it related to the shares in that company and as if references to the Shares were references to the Replacement Shares in respect of which that New Right was granted.

(5) Subject to rule 5(6), if for any reason whatsoever any Option Holder does not release an Option within the Appropriate Period in accordance with and pursuant to rule 5(1), following the occurrence of any of the events specified in rule 5(1) (a), (b) and (c), an Option Holder may exercise such Option within either (i) 6 months after the expiry of the Appropriate Period or (ii) within the Appropriate Period with the consent in writing of the Acquirer except that where such period elapses before the third anniversary of the Date of Grant of the Option, the Option may also be exercised within 6 months of such third anniversary (and, if the Option is not released or exercised by the expiry of the last applicable time limit, it shall thereupon lapse).

(6) Notwithstanding the foregoing provisions of this rule 5, the Acquirer may, subject to receiving the prior written consent of the Board given prior to the Acquirer obtaining Control of the Company, elect to permit the Scheme to continue following his general offer. If he does so, having received the Board's written consent as aforesaid, the Board shall forthwith inform Option Holders; outstanding Options which are not otherwise exercisable shall not become exercisable merely by virtue of the general offer being made or of Control of the Company having been obtained or by virtue of the Offeror becoming bound or entitled to acquire shares in the Company under section 428 of the Companies Act 1985; nor shall they lapse at the expiry of the period referred to in rule 5(1) and (5). Instead, they will be exercisable subject to the other rules imposed by the Scheme. If the Acquirer so agrees, any Option Holder may release his Option in consideration for a New Right in accordance with and pursuant to rule 5(1), notwithstanding this rule 5(6).

(7) If notice is duly given of a resolution for the voluntary winding up of the Company then, unless the winding up is for the purposes of a reorganisation or reconstruction which makes Certified Provision outside the terms of the Scheme for the compensation of the Option Holders or the grant of new Options to them, the Option Holder (or where permitted his personal representatives) may forthwith and until

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the commencement of the winding up (or if earlier the day before the tenth anniversary of the date of grant of the relevant Option) exercise an Option, but any Option exercised pursuant to the provisions of this rule 5(7) shall be of no effect unless the said resolution is duly passed. Upon commencement of the winding up all Options shall lapse and cease to be exercisable except insofar as is necessary to give effect to the provisions of this rule 5(7).

(8) Save as mentioned in rule 5(7), all Options shall automatically lapse and cease to be exercisable in the event of an effective resolution being passed or order being made for the winding up of the Company and, subject to rule 5(6), to the extent Options are not released under rule 5(1) within the Appropriate Period nor duly exercised under rule 5(5) within any of the periods provided for under rule 5(5), Options shall automatically lapse and cease to be exercisable on the expiry of such period.

6. ADJUSTMENT OF OPTION

In the event of any Reorganisation of the share capital of the Company, the total number of Shares which may be issued under the Scheme, the Exercise Price, the definition of "Shares" and the number of Shares comprised in an Option may be adjusted in such manner as the Board may determine and such decision of the Board shall be final and binding on the Option Holder and the Company: Provided always that:-

(a) in relation to an Option under which Shares may be acquired on its exercise, no adjustment to the Exercise Price shall be made pursuant to the provisions of this rule which would result in the Shares subject to any Option being issued at a price lower than their nominal value and if in the case of any Shares such an adjustment would, but for this proviso, have so resulted, the Exercise Price of such Shares shall be the nominal amount thereof,

(b) no adjustment shall be made pursuant to this rule unless and until the Auditors shall have reported in writing to the Board that such adjustment is in their opinion fair and reasonable;

(c) no adjustment shall be made pursuant to this rule without the prior approval of the Board of Inland Revenue;

(d) no adjustment shall be made pursuant to this rule which would increase the aggregate Exercise Price.

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7. ISSUE OR TRANSFER OF SHARES ON EXERCISE OF OPTION

Subject to any necessary consents to payment being made for the Shares and to compliance by the Option Holder with the terms of the Scheme, the Company shall as soon as practicable and in any event not later than 28 days after receipt of any notice of exercise in accordance with rule 4(2) (c) issue or procure the transfer to the Option Holder (or his nominee) the number of Shares specified in the notice at the Exercise Price and shall, unless the Shares are to be issued in uncertificated form, deliver to the Option Holder (or his nominee) a definitive share certificate in respect thereof together with, in the case of a partial exercise of an Option, an option certificate in respect of (or the original option certificate endorsed so as to show) the unexercised part of the Option.

8. RIGHTS ATTACHING TO SHARES ALLOTTED OR TRANSFERRED PURSUANT TO OPTION

All Shares allotted or transferred pursuant to the exercise of any Option shall, as to voting, dividend, transfer and other rights, including those arising on a liquidation of the Company, rank pari passu in all respects and as one class with the Shares in issue at the date of such exercise save as regards any rights attaching to such Shares by reference to a record date prior to the date of such exercise.

9. AVAILABILITY OF SHARES

The Company shall (a) in relation to Shares which may be issued hereunder, at all times keep available sufficient authorised but unissued Shares to permit the exercise of all outstanding options, and (b) procure that sufficient Shares are available for transfer to satisfy all options under which Shares may be acquired by way of transfer.

10. LISTING

The Company shall, at its expense, make application for, and use its best endeavours to obtain listing for, and permission to deal on The Stock Exchange in, Shares allotted pursuant to the exercise of any Option.

11. LOSS OF OFFICE

If any Option Holder ceases to be an Executive for any reason he shall not be entitled by way of compensation for loss of office or otherwise howsoever to any sum or other benefit to compensate him for the loss of any rights under the Scheme and by accepting an Option he shall be deemed irrevocably to have waived any right or entitlement to any such sum or other benefit.

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12. POWERS OF THE BOARD

The decision of the Board shall be final and binding in all matters relating to the Scheme and it may at any time discontinue the grant of further Options or amend any of the provisions of the Scheme in any way it thinks fit. Provided that:-

(a) no amendment may be made for the benefit of Option Holders to rules 1, 2, 3, 4, 5, 6, 8, 12 or 14 without the prior approval of the Company in general meeting except in the case of an amendment which is necessary or desirable in order to obtain or maintain Inland Revenue approval of the Scheme under Schedule 9 or any other enactment, or to take advantage of new legislative provisions relating to option schemes;

(b) the Board may not cancel an Option except where the Option Holder shall have agreed in writing to such cancellation;

(c) except as herein provided, the Board shall not make any amendment (not being an amendment that it may make by virtue of (a) above) that would materially prejudice the interests of existing Option Holders except with such prior consent or sanction of Option Holders as would be required under the provisions for the alteration of class rights contained in the Articles of Association of the Company for the time being if the shares to be allotted on the exercise of the outstanding Options constituted a separate but single class of shares (or two or more classes of shares according to their respective Dates of Grant, as the Board may consider appropriate) and such shares were entitled to such rights;

(d) no amendment may be made at a time when the Scheme is approved by the Inland Revenue without the prior approval of the Inland Revenue.

13. PROVISION OF INFORMATION

The Company shall provide to the Inland Revenue, within such rime as the Inland Revenue may direct, information requested by the Inland Revenue under paragraph 6 of Schedule 9 and an Option Holder shall:-

(a) provide to the Company in timely fashion such information as the Company shall reasonably request; and

(b) consent to the Company's providing information concerning him to the Inland Revenue, for the purpose of complying with such a request from the Inland Revenue.

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14. DURATION OF THE SCHEME

Notwithstanding any other provision in the Scheme no Option may be granted under the Scheme later than ten years after the approval of the Scheme by the Company.

SCHEDULE

(This Schedule, which was adopted by the Board on 7th August 1996 and subsequently amended on 11th April 1997, does not form part of the Scheme approved by the Inland Revenue under Schedule 9. This Schedule applies to Options granted after the date on which the Finance Act 1996 is enacted where the Board wishes to categorise those Options as unapproved.)

GRANT OF UNAPPROVED OPTIONS

1. Save as provided in paragraphs 2 and 3 below, the provisions of the Scheme shall apply to Executives to whom Options are granted under this Schedule.

2.       With effect from the date on which the Finance Act 1996 is enacted:

(a) Rule 3(4) (as amended on 7th August 1996 to reflect the (pound)30,000 individual limit imposed via section 105(2) and (3) of the Finance Act 1996 in the Rules) shall not apply for the purposes of grants of Options under this Schedule.

(b) Notwithstanding the alteration by statute of Rule 3(4) referred to above (to impose the (pound)30,000 individual limit), the following provisions shall apply for the purposes of this Schedule (reflecting Rule 3(4) in its unamended form):

             (i) No Options (but excluding for these purposes any Replacement Option) shall be granted to any Executive if the result of that grant would be that the aggregate exercise price under all options (other than Replacement Options and options granted to him under a savings-related share option scheme approved under Schedule 9) which were granted to him during the preceding 10 years under the Scheme or any other share option scheme established by the Company or a Subsidiary, would exceed four times his total annual emoluments as at the proposed Date of Grant.

            (ii) A Replacement Option may be granted in excess of the limit in paragraph (i) above provided that the aggregate exercise price under all options (other than options granted to him under a savings-related share option scheme approved under Schedule 9) which are subsisting under the Scheme or any other share option scheme established by the Company or a Subsidiary, would not exceed four times his total annual emoluments as at the proposed Date of Grant.

           (iii) For the purposes of this paragraph 2(b), the following words and expressions shall have the following meanings:

REPLACEMENT OPTION means an Option Granted to an Executive who could not be granted an option (not being a Replacement Option) by reason of the limit contained in (i) above and who has before the proposed Date of Grant thereof exercised an Option under any Executive Scheme.

(c) If a grant of Options has been made under the Inland Revenue approved body of the Scheme then such a grant will be taken into account when assessing the number of Options which may be granted under this Schedule to the Scheme so that the total of grants under both the body of the Scheme and this Schedule does not exceed the limits set out in paragraphs 2(b)(i) and (ii) above.

3. In the event that a PAYE Liability becomes due on the exercise of an Option granted on or after lst March 1997, the Option may not be exercised unless:

(a) a member of the Group is able to deduct an amount equal to the whole of the PAYE Liability from the Executive's net pay for the next pay period; or

(b) the Executive has paid to a member of the Group an amount equal to the PAYE Liability; or

(c) the sum of the amount that the Executive has paid to a member of the Group in respect of a member of the Group's obligation to satisfy the PAYE Liability and the total amount that a member of the Group is able to deduct from the Executive's net pay for the next pay period is equal to or more than the PAYE Liability; or

(d) the Executive has given irrevocable instructions to the Company's brokers (or any other person acceptable to the Company) for the sale of sufficient Shares acquired on the exercise of the Option to realise an amount equal to the PAYE Liability and the payment of the PAYE Liability to the Company or other member of the Group; or

(e)      the Board determines otherwise.

PAYE Liability means the amount of all taxes and/or primary National Insurance contributions or other social taxes which a member of the Group would be required to account to the Inland Revenue or other taxation authority if an ..Executive exercised an Option.

                 PEARSON PLC 1988 EXECUTIVE SHARE OPTION SCHEME

                NORMALISED EARNINGS PER SHARE PERFORMANCE TARGET

The condition referred to in Rule 2(2) is that, at the Accounts Date of the Company coincident with, or following the expiry of, a Prescribed Period relating to an Option, the Company's average annual percentage growth in its annualised Earnings per Share over that Prescribed Period (comparing the Basis Year with the Latest Year) is at least 2 per cent per annum greater than the percentage increase, if any, in the RPI Index, as adjusted (if appropriate) pursuant to paragraph 2 below, over that Prescribed Period.

The following provisions apply for the purposes of determining whether the condition set out in this Schedule has been satisfied.

1. The following expressions have the meanings respectively ascribed to them:

ACCOUNTS means the consolidated accounts of the Company for a Financial Year drawn up on the historical cost basis modified by the revaluation of certain fixed assets in accordance with generally accepted accounting principles applied consistently;

ACCOUNTS DATE means the date on which the Accounts are published;

ANNUALISED EARNINGS PER SHARE means Earnings per Share adjusted proportionately upwards or downwards in a case where the relevant Financial Year is greater than one calendar year;

BASIS YEAR means, in relation to the Company, the Financial Year ending immediately before the start of the Prescribed Period;

EARNINGS PER SHARE means, for any Financial Year of the Company, the earnings per ordinary share of the Company calculated in accordance with Financial Reporting Standard No. 3 issued by the Accounting Standards Board Limited or any modification thereto provided that to ensure comparability of Financial Years of the Company within a Prescribed Period the Directors (with the approval of the Auditors) may:

(a) adjust the figure for earnings per share as calculated in accordance with the relevant accounting standard to arrive at a figure which reflects the underlying business performance of the Company (and may, without limitation, adjust by excluding extraordinary items from the earnings per share calculation);

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(b)      adjust the figure for any tax charge to ensure that the deduction for taxation in respect of the Latest Year shall be at the average tax rate applicable to the Basis Year; and

(c) ensure that the relevant accounting standard is applied on a consistent basis in respect of years falling within any Prescribed Periods;

EXERCISE CONDITION means the exercise condition set out in this Schedule and referred to in Rule 2(2) of the Scheme;

FINANCIAL YEAR means an accounting reference period as defined in accordance with section 224 of the Companies Act 1985;

LATEST YEAR means, in relation to the Company, the latest Financial Year in a Prescribed Period for which Accounts have been published;

PRESCRIBED PERIOD means any period of three consecutive Financial Years, the first of which shall not in any event be earlier than the Financial Year starting immediately before the Date of Grant of the relevant Option; and

RPI INDEX means the Index of RETAIL PRICES (ALL Items) published by H.M. Government.

2. Where the Latest Year is greater than one calendar year, the percentage increase in the RPI Index for that Latest Year shall be adjusted proportionately upwards or downwards as appropriate in order to secure that such percentage increase is annualised in a manner consistent with the Annualised Earnings per Share.

3. As at each Accounts Date of the Company following the expiry of a Prescribed Period, the Company shall procure that the Auditors shall calculate for the Company the percentage growth between the Annualised Earnings per Share for its Basis Year and for its Latest Year and shall report whether that percentage growth is at least 2 per cent per annum above the percentage increase per annum, if any, in the RPI Index, as adjusted (if appropriate), pursuant to paragraph 2 above and this paragraph, over that Prescribed Period. In making such calculations the Auditors shall make such adjustments as they may consider appropriate to take account of any intervening capital reorganisation of the Company, including, without limitation, any capitalisation issue, rights issue, sub-division or consolidation of share capital, reduction of capital or demerger within the meaning of Sections 213 to 218 of the Act and any modifications to the relevant accounting standard.



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4. If the composition of the RPI Index changes or the RPI Index is replaced by another similar index, the Auditors may make such adjustments to any calculations using the RPI Index (or any replacement index) as they consider to be fair and reasonable.

5. The Auditors shall act hereunder as experts and not as arbitrators and their calculations shall not be open to question and their determinations hereunder, and in particular as to whether as at any Accounts Date the Company's percentage growth in its Annualised Earnings per Share, comparing the Basis Year with the Latest Year, does or does not exceed by at least 2 per cent per annum the percentage increase, if any, in the RPI Index over that period, shall be final and binding on all persons concerned in the absence of fraud. The Auditors shall be under no liability to any such person by reason thereof or of anything done or omitted by them for the purposes thereof or in connection therewith.

6. An Option shall be exercisable in full without regard to the Exercise Condition where the Option is exercisable under the provisions of Rule 4(3)(a) (death), Rule 4(3)(b)(i) (injury or disability), Rule 4(3)(c) (cessation of employment in other circumstances) or Rule 5 (various circumstances relating to the exercise of Options following a take-over, reconstruction or winding-up). For the avoidance of doubt, the exercise condition shall continue to apply where the Option is exercisable under Rule 4(3)(b)(ii) (retirement).